Exhibit 99.1

2941 Fairview Park Drive

Suite 100

Falls Church, VA 22042-4513

www.generaldynamics.com

News

July 25, 2012

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports Second-Quarter 2012 Results

•	Operating earnings increase to $970 million
•	Company-wide operating margins expand to 12.2 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2012 earnings from continuing operations of $634 million, or $1.77 per share on a fully diluted basis, compared with 2011 second-quarter earnings from continuing operations of $666 million, or $1.79 per share fully diluted. Revenues in the quarter were $7.9 billion. Net earnings for the second quarter of 2012 were $634 million, compared to $653 million in the second quarter of 2011.

Margins

Company-wide operating margins for the second quarter of 2012 were 12.2 percent, which reflected 90-basis-point increases in each of the Aerospace, Combat Systems and Marine Systems groups over the year-ago period. Operating margins in the Information Systems and Technology group were 8.9 percent.

Cash

Net cash provided by operating activities in the quarter totaled $789 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $703 million in second-quarter 2012, or approximately 111 percent of earnings from continuing operations.

Backlog

Funded backlog declined slightly in the second quarter, compared to first-quarter 2012. However, demand for information technology (IT) services was strong in the quarter, and other significant awards received included an indefinite delivery, indefinite quantity (IDIQ) contract from the Federal Aviation Administration for air traffic control radios which has a maximum potential value of $365 million over 10 years; a $270 million order for Hydra-70 rockets in support of Army requirements; $115 million for conversion of additional Stryker vehicles to the new double-V-hulled configuration and contractor logistics support; and a $125 million contract for continued development of the U.S. Navy’s next-generation ballistic-missile submarine (SSBN(X)).

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The company’s total backlog at the end of second-quarter 2012 was $52.4 billion, and the estimated potential contract value was an additional $26.2 billion, representing management’s estimate of value under unfunded IDIQ contracts and unexercised options. The sum of all backlog components exceeded $78 billion at the end of the quarter.

“General Dynamics’ operating results in the second quarter reflect our continued focus on disciplined execution and effective cash conversion across the corporation,” said Jay L. Johnson, chairman and chief executive officer.

“Heading into the second half of 2012, I remain very confident in our continued ability to execute. However, given the impact of first-half award delays in IS&T’s tactical communications business, as well as the likelihood of further delays in the second half, I believe it is prudent to revise the full-year earnings guidance range downward to $7.00 to $7.10 per share, fully diluted.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 93,500 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call at 9 a.m. Eastern Daylight Time on Wednesday, July 25, 2012. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by noon on July 25 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 12521089. The phone replay will be available from noon July 25 until midnight August 1, 2012.

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EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2011	2012	$	%
Revenues	$7,879	$7,922	$43	0.5%
Operating costs and expenses	6,930	6,952	(22)

Operating earnings	949	970	21	2.2%
Interest, net	(31)	(37)	(6)
Other, net	41	(5)	(46)

Earnings from continuing operations before income taxes	959	928	(31)	(3.2)%
Provision for income taxes	293	294	(1)

Earnings from continuing operations	$666	$634	$(32)	(4.8)%

Discontinued operations, net of tax	(13)	—	13

Net earnings	$653	$634	$(19)	(2.9)%

Earnings per share—basic
Continuing operations	$1.81	$1.79	$(0.02)	(1.1)%
Discontinued operations	$(0.04)	$—	$0.04

Net earnings	$1.77	$1.79	$0.02	1.1%

Basic weighted average shares outstanding (in millions)	368.0	355.0

Earnings per share—diluted
Continuing operations	$1.79	$1.77	$(0.02)	(1.1)%
Discontinued operations	$(0.03)	$—	$0.03

Net earnings	$1.76	$1.77	$0.01	0.6%

Diluted weighted average shares outstanding (in millions)	371.4	357.4

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EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2011	2012	$	%
Revenues	$15,677	$15,501	$(176)	(1.1)%
Operating costs and expenses	13,799	13,671	128

Operating earnings	1,878	1,830	(48)	(2.6)%
Interest, net	(65)	(76)	(11)
Other, net	42	(5)	(47)

Earnings from continuing operations before income taxes	1,855	1,749	(106)	(5.7)%
Provision for income taxes	571	551	20

Earnings from continuing operations	$1,284	$1,198	$(86)	(6.7)%

Discontinued operations, net of tax	(13)	—	13

Net earnings	$1,271	$1,198	$(73)	(5.7)%

Earnings per share—basic
Continuing operations	$3.47	$3.37	$(0.10)	(2.9)%
Discontinued operations	$(0.04)	$—	$0.04

Net earnings	$3.43	$3.37	$(0.06)	(1.7)%

Basic weighted average shares outstanding (in millions)	370.3	356.0

Earnings per share—diluted
Continuing operations	$3.43	$3.34	$(0.09)	(2.6)%
Discontinued operations	$(0.03)	$—	$0.03

Net earnings	$3.40	$3.34	$(0.06)	(1.8)%

Diluted weighted average shares outstanding (in millions)	373.9	358.4

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2011	2012	$	%
Revenues:
Aerospace	$1,376	$1,592	$216	15.7%
Combat Systems	2,121	2,149	28	1.3%
Marine Systems	1,576	1,653	77	4.9%
Information Systems and Technology	2,806	2,528	(278)	(9.9)%

Total	$7,879	$7,922	$43	0.5%

Operating earnings:
Aerospace	$209	$257	$48	23.0%
Combat Systems	299	322	23	7.7%
Marine Systems	161	183	22	13.7%
Information Systems and Technology	299	226	(73)	(24.4)%
Corporate	(19)	(18)	1	5.3%

Total	$949	$970	$21	2.2%

Operating margins:
Aerospace	15.2%	16.1%
Combat Systems	14.1%	15.0%
Marine Systems	10.2%	11.1%
Information Systems and Technology	10.7%	8.9%
Total	12.0%	12.2%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2011	2012	$	%
Revenues:
Aerospace	$2,729	$3,215	$486	17.8%
Combat Systems	4,076	4,060	(16)	(0.4)%
Marine Systems	3,252	3,258	6	0.2%
Information Systems and Technology	5,620	4,968	(652)	(11.6)%

Total	$15,677	$15,501	$(176)	(1.1)%

Operating earnings:
Aerospace	$439	$528	$89	20.3%
Combat Systems	576	525	(51)	(8.9)%
Marine Systems	328	368	40	12.2%
Information Systems and Technology	575	444	(131)	(22.8)%
Corporate	(40)	(35)	5	12.5%

Total	$1,878	$1,830	$(48)	(2.6)%

Operating margins:
Aerospace	16.1%	16.4%
Combat Systems	14.1%	12.9%
Marine Systems	10.1%	11.3%
Information Systems and Technology	10.2%	8.9%
Total	12.0%	11.8%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEETS

DOLLARS IN MILLIONS

		(Unaudited)
	December 31, 2011	July 1, 2012
ASSETS
Current assets:
Cash and equivalents	$2,649	$2,540
Accounts receivable	4,452	4,571
Contracts in process	5,168	4,916
Inventories	2,310	2,648
Other current assets	789	852

Total current assets	15,368	15,527

Noncurrent assets:
Property, plant and equipment, net	3,284	3,248
Intangible assets, net	1,813	1,738
Goodwill	13,576	13,762
Other assets	842	928

Total noncurrent assets	19,515	19,676

Total assets	$34,883	$35,203

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$23	$1,028
Accounts payable	2,895	2,559
Customer advances and deposits	5,011	5,398
Other current liabilities	3,216	3,194

Total current liabilities	11,145	12,179

Noncurrent liabilities:
Long-term debt	3,907	2,905
Other liabilities	6,599	6,457

Total noncurrent liabilities	10,506	9,362

Shareholders’ equity:
Common stock	482	482
Surplus	1,888	1,939
Retained earnings	18,917	19,751
Treasury stock	(5,743)	(6,208)
Accumulated other comprehensive loss	(2,312)	(2,302)

Total shareholders’ equity	13,232	13,662

Total liabilities and shareholders’ equity	$34,883	$35,203

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 3, 2011	July 1, 2012
Cash flows from operating activities:
Net earnings	$1,271	$1,198
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	172	189
Amortization of intangible assets	116	115
Stock-based compensation expense	64	69
Excess tax benefit from stock-based compensation	(21)	(22)
Deferred income tax provision	34	3
Discontinued operations, net of tax	13	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(385)	(110)
Contracts in process	(132)	194
Inventories	(224)	(316)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(103)	(342)
Customer advances and deposits	283	226
Other, net	(9)	(1)

Net cash provided by operating activities	1,079	1,203

Cash flows from investing activities:
Capital expenditures	(152)	(176)
Business acquisitions, net of cash acquired	—	(165)
Purchases of held-to-maturity securities	(278)	(160)
Maturities of held-to-maturity securities	221	19
Purchases of available-for-sale securities	(257)	(100)
Other, net	215	76

Net cash used by investing activities	(251)	(506)

Cash flows from financing activities:
Purchases of common stock	(1,121)	(592)
Dividends paid	(333)	(353)
Proceeds from option exercises	175	111
Other, net	(2)	28
Net cash used by financing activities	(1,281)	(806)

Net cash used by discontinued operations	(3)	—

Net decrease in cash and equivalents	(456)	(109)
Cash and equivalents at beginning of period	2,613	2,649

Cash and equivalents at end of period	$2,157	$2,540

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2011		Second Quarter 2012
	Quarter	Year-to-date	Quarter	Year-to-date
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities	$751	$1,079	$789	$1,203
Capital expenditures	(91)	(152)	(86)	(176)

Free cash flow from operations (A)	$660	$927	$703	$1,027

Return on invested capital:
Earnings from continuing operations	$2,662		$2,466
After-tax interest expense	104		113
After-tax amortization expense	159		162

Net operating profit after taxes	2,925		2,741
Average debt and equity	16,838		17,475

Return on invested capital (B)	17.4%		15.7%

Other Financial Information:
Return on equity (C)	19.7%		18.1%
Debt-to-equity (D)	22.8%		28.8%
Debt-to-capital (E)	18.6%		22.4%
Book value per share (F)	$38.49		$38.73
Total taxes paid	$479		$424
Company-sponsored research and development (G)	$149		$130
Employment	88,400		93,500
Sales per employee (H)	$359,600		$348,800
Shares outstanding	361,764,830		352,778,253

(A)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Second Quarter 2012
Aerospace	$16,058	$241	$16,299	$—	$16,299
Combat Systems	8,854	905	9,759	3,090	12,849
Marine Systems	11,666	5,339	17,005	1,377	18,382
Information Systems and Technology	7,348	1,951	9,299	21,774	31,073

Total	$43,926	$8,436	$52,362	$26,241	$78,603

First Quarter 2012
Aerospace	$16,718	$266	$16,984	$—	$16,984
Combat Systems	9,623	1,042	10,665	3,473	14,138
Marine Systems	12,261	5,754	18,015	1,199	19,214
Information Systems and Technology	7,649	1,913	9,562	22,256	31,818

Total	$46,251	$8,975	$55,226	$26,928	$82,154

Second Quarter 2011
Aerospace	$17,948	$340	$18,288	$—	$18,288
Combat Systems	9,657	1,135	10,792	4,370	15,162
Marine Systems	9,191	9,209	18,400	1,097	19,497
Information Systems and Technology	7,468	2,168	9,636	15,697	25,333

Total	$44,264	$12,852	$57,116	$21,164	$78,280

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

SECOND QUARTER 2012 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the second quarter of 2012:

Combat Systems

•	$270 from the U.S. Army for the production of Hydra-70 rockets.

•	$170 from the Army to upgrade Abrams main battle tanks to the M1A2 System Enhancement Package (SEP) configuration and for continued technical support on the program.

•	$115 from the Army for the double-V-hull conversion of 49 previously-delivered Stryker vehicles and contractor logistics support.

Marine Systems

•	$125 from the U.S. Navy for Advanced Nuclear Plant Studies (ANPS) in support of development of the next-generation ballistic-missile submarine (SSBN(X)).

•	$80 from the Navy for long-lead funding for the construction of the first Virginia-class submarine under Block IV of the program.

•	$65 from the Navy for planning yard services for the DDG-51 guided missile destroyer and FFG-7 Oliver Hazard Perry-class frigate programs.

Information Systems and Technology

•	$80 for support of the Trident missile D5 life-extension program, which extends the life of existing missiles by replacing and upgrading obsolete components.

•	$30 from the Army under the Range Radar Replacement Program (RRRP) to develop modernized instrumentation radars at U.S Army test ranges.

•

An award from the Centers for Medicare & Medicaid Services (CMS) to combine the Coordination of Benefits and the Medicare Secondary Payer systems. The program has a maximum potential value of $100 over 5 years.

•

An indefinite delivery, indefinite quantity (IDIQ) contract from the Federal Aviation Administration to deliver radios that allow air traffic control personnel to communicate with aircraft. The program has a maximum potential value of $365 over 10 years.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Second Quarter		Six Months
	2011	2012	2011	2012
Gulfstream Green Deliveries (units):
Large aircraft	20	24	40	50
Mid-size aircraft	3	2	7	4

Total	23	26	47	54

Gulfstream Outfitted Deliveries (units):
Large aircraft	19	18	38	35
Mid-size aircraft	3	3	8	5

Total	22	21	46	40

Pre-owned Deliveries (units):	2	—	2	—

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